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                                                              EXHIBIT 10.2(5)(a)


                                 FIRST AMENDMENT
                                       TO
                                BELO SUPPLEMENTAL
                            EXECUTIVE RETIREMENT PLAN
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000

         A. H. Belo Corporation, a Delaware corporation, adopts the following amendments to the Belo Supplemental Executive Retirement Plan (the "Plan").

         1. Section 8 of the Plan ("Participant Accounts; Contribution and Earnings Credits") is amended by the addition of the following sentence to subsection (a) of such Section immediately following the first sentence of such subsection:

         Notwithstanding the preceding sentence, the contribution for a Participant who is eligible for the Target Benefit described in Section 4 but who is not an active participant in the Pension Plan will be the greater of (i) the contribution determined by the Committee under the preceding sentence with respect to the Participant's Target Benefit under Section 4 and (ii) the sum of the contribution with respect to the Participant's Target Benefit under Section 6, if any, and the contribution with respect to the Participant's Restoration Benefit under Section 7, both as determined by the Committee under the preceding sentence.

         2. The first sentence of Section 9 of the Plan ("Vesting") is amended in its entirety to read as follows:

         Subject to the rights of general creditors as set forth in Section 13 and the right of Belo to discontinue the Plan as provided in Section 16, a Participant will be vested in his Target Benefit if he has completed three Years of Service (a Year of Service will be determined in the same manner as under the Belo Savings Plan) and will be vested in his Restoration Benefit described in Section 7 to the same extent that he has a vested interest in his employer-provided benefit under the Belo defined contribution plan, unless in either case the Participant's employment with Belo or any Belo subsidiary is terminated for Cause.

         Executed this 27th day of July, 2000.

                                 A. H. BELO CORPORATION


                                 By /s/ Marian Spitzberg
                                    --------------------------------------------
                                    Name:  Marian Spitzberg
                                    Title: Senior Vice President/Human Resources